Exhibit 13.1

SECTION 906 CERTIFICATION

(pursuant to 18 U.S.C. § 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002)

        In connection with the annual report of Formula Systems (1985) Ltd. (the “Company”) on Form 20-F for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dan Goldstein, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dan Goldstein —————————————— Dan Goldstein Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: June 29, 2006

A signed original of this written statement required by Section 906 has been provided to Formula Systems (1985) Ltd. and will be retained by Formula Systems (1985) Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.